SECURITY AGREEMENT

          This Security Agreement (this “Agreement”) is made as of December 21, 2009, by and between Vascular Solutions, Inc., a Minnesota corporation (the “Debtor”) and U.S. Bank, National Association, a national banking association (the “Secured Party”).

RECITALS:

          A.          The Borrower and the Secured Party have entered into a Credit Agreement of even date herewith (as the same may hereinafter be amended or restated from time to time, the “Credit Agreement”), setting forth the terms on which the Secured Party may make certain loans or other financial accommodations to or for the benefit of the Borrower.

          B.          The Debtor desires to grant to the Secured Party a security interest in all of the Debtor’s property, all as provided herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained in the Credit Agreement and herein, the parties hereby agree as follows:

          1.          Grant of Security Interest and Collateral. In order to secure payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to the Secured Party under or pursuant to the Credit Agreement or any promissory note issued pursuant thereto, whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof are herein collectively referred to as the “Obligations”), Debtor hereby grants the Secured Party a security interest (the “Security Interest”) in all of Debtor’s property other than Excluded Assets (the “Collateral”), including without limitation the following:

            (a)          Inventory and Goods: All inventory of Debtor, whether now owned or hereafter acquired and wherever located and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor’s business, and all goods of Debtor, whether now owned or hereafter acquired and wherever located, including without limitation all computer programs embedded in goods, and all other Inventory (“Inventory”) and Goods (“Goods”), as each such term may be defined in the Uniform Commercial Code as in effect in the state of Minnesota from time to time (the “UCC”), of the Debtor, whether now owned or hereafter acquired;

            (b)          Equipment: All equipment of Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future equipment, machinery, tools, motor vehicles, trade fixtures, furniture, furnishings, office and recordkeeping equipment and all goods for use in Debtor’s business, and all other Equipment (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired, together with all parts, equipment and attachments relating to any of the foregoing (“Equipment”);

            (c)          Accounts, Contract Rights and Other Rights to Payment: Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, license, assignment or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel papers, accounts, license fees, contract rights, loans and obligations receivable and tax refunds, and all other Accounts (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired (“Accounts”);

            (d)          Instruments: All instruments, chattel paper, letters of credit or other documents of Debtor, whether now owned or hereafter acquired, including but not limited to promissory notes, drafts, bills of exchange and trade acceptances; all rights and interests of Debtor, whether now existing or hereafter created or arising, under leases, licenses or other contracts, and all other Instruments (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired (“Instruments”);

            (e)          Deposit Accounts and Investment Property: All right, title and interest of Debtor in all deposit and investment accounts maintained with any bank, savings and loan association, broker, brokerage, or any other financial institution, together with all monies and other property deposited or held therein, including, without limitation, any checking account, savings account, escrow account, savings certificate and margin account, and all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, and commodity accounts, and all other Deposit Accounts (“Deposit Accounts”) and Investment Property (“Investment Property”) (as each such terms may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired;

            (f)          General Intangibles: All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, tradenames, customer lists, permits and franchises, software, and the right to use Debtor’s name, and any and all membership interests, governance rights, and financial rights in each and every limited liability company, and all payment intangibles, and all other General Intangibles (as such term may be defined in the UCC) of the Debtor, whether now owned or hereafter acquired (“General Intangibles”);

(g) Chattel Paper: All Chattel Paper (as such term may be defined in the UCC) of the Debtor, whether tangible or electronic, and whether now owned or hereafter acquired (“Chattel Paper”); and

            (h)          Documents, Embedded Software, Etc.: All of Debtor’s rights in promissory notes, documents, embedded software, letter of credit rights and supporting obligations (and security interests and liens securing them) (as any such term may be defined in the UCC) whether now owned or hereafter acquired;

together with all substitutions and replacements for and products of any of the foregoing property and proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with (i) all accessories, attachments, parts, equipment, accessions, repairs and embedded software, now or hereafter attached or affixed to or used in connection with any such goods, (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, and (iii) all books and records of Debtor.

          For purposes of this Agreement, “Excluded Assets” shall mean (a) Equipment subject to a purchase money lien or capital lease to the extent that the instrument or other agreement evidencing the purchase money indebtedness or capital lease obligation, as the case may be, secured by such lien or capital lease on such Equipment limits a Debtor’s ability to grant a security interest therein to the Secured Party; provided however, that such Equipment shall be excluded from the Collateral only to the extent of $250,000 in the aggregate and only for so long as such purchase money indebtedness or capital lease obligation, as the case may be, remains outstanding and upon the earlier of the termination of such limitation or the satisfaction of such indebtedness, such Equipment shall be included in the term “Collateral” without any further action on the part of Debtor or the Secured Party, and (b) that certain License Agreement effective as of January 7, 2009, by and between Debtor and King Pharmaceuticals Research and Development, Inc., as amended.

2. Representations, Warranties and Agreements. Debtor represents, warrants and agrees that:

            (a)          Debtor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Minnesota. This Agreement has been duly and validly authorized by all necessary corporate action. Debtor has the requisite corporate power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest. Debtor’s organizational charter number is 9L-421.

(b) The Collateral is used primarily for business purposes outlined in the Credit Agreement.

            (c)          Debtor’s chief place of business is: 6464 Sycamore Court, Minneapolis, Minnesota 55369. Debtor’s records concerning the Collateral are kept at such address and the Collateral is located at such address, except when being transported in the ordinary course of business. Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s name or jurisdiction of organization or chief place of business and any change in or addition of any Collateral location (except for Collateral being transported in the ordinary course of business) or any change in the location of Debtor’s records concerning the Collateral.

            (d)          Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain marketable title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and any lien filed by a third party for equipment as permitted in the Credit Agreement, and will defend the Collateral against all claims or demands of all persons other than Secured Party and any permitted lien filed by a third party.

(e) Except as otherwise provided in the Credit Agreement, Debtor will not sell or otherwise transfer or dispose of the Collateral or any interest therein.

            (f)          Debtor will not permit any tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

            (g)          All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation. Debtor will not agree to any modification, amendment or cancellation of any such obligation without Secured Party’s prior written consent except discounts provided by Debtor in the ordinary course of business, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

            (h)          Debtor will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof.

            (i)          Except as otherwise provided in the Credit Agreement, Debtor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

            (j)          Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any material sums due on or under any instrument, chattel paper, account or contract right constituting Collateral.

            (k)          Debtor will if Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor to Secured Party.

            (l)          Debtor will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest.

            (m)          Debtor hereby authorizes the filing of such financing statements as Secured Party may deem necessary or useful to be filed in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, Debtor will from time to time execute such documents as may be required to have the Security Interest properly noted on a certificate of title. In addition, Debtor authorizes Secured Party to file from time to time such financing statements against the Collateral described as “all personal property” or “all assets” or the like as Secured Party deems necessary or useful to perfect the Security Interest.

            (n)          Debtor will pay when due or reimburse Secured Party on demand for all reasonable costs of collection of any of the Obligations and all other reasonable out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Security Agreement or any or all of the Obligations.

            (o)          Debtor will take all such actions as Secured Party may reasonably request to permit the Secured Party to establish and perfect the Security Interest in all jurisdictions Secured Party deems necessary. Without in any way limiting the generality of the foregoing, Debtor will execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement.

(p) Debtor will not knowingly use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

            (q)          All items of Equipment and Inventory existing on the date of this Agreement are located at the places specified on Schedule I hereto. The Debtor will immediately notify the Secured Party of any additional state or county in which any item of Inventory or Equipment is hereafter located. The Debtor will from time to time at the request of the Secured Party provide the Secured Party with current lists as to the locations of the Equipment and Inventory. The Debtor will not permit any Inventory, Equipment, Chattel Paper or Documents or any records pertaining to Accounts and General Intangibles to be located in any state or county in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.

If Debtor at any time fails to perform or observe any of the foregoing agreements, immediately upon the occurrence of such failure, without notice or lapse of time, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all reasonable moneys expended and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

          3.          Lock Box; Collateral Account. If Secured Party so requests at any time after the occurrence and during the continuance of an Event of Default (as defined in Section 7 of this Agreement), Debtor will direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of Secured Party (the “Lock Box”). Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained with Secured Party (the “Collateral Account”) all checks, drafts, and cash payments received in the Lock Box. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Secured Party shall promptly apply finally collected funds on deposit in the Collateral Account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance. If a Lock Box is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit into the Lock Box, all payments on accounts and chattel paper received by it. All such payments shall be delivered to Secured Party in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all such payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor. Once an Event of Default has been cured, Debtor will regain control over the Lock Box.

          4.          Account Verification and Collection Rights of Secured Party. At any time after the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Secured Party shall have the right to verify any accounts in the name of Debtor or in Secured Party’s own name; and Debtor, whenever requested, shall furnish Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by Secured Party for that purpose. Whether or not Secured Party exercises its rights under Section 3 of this Agreement, after the occurrence and during the continuance of an Event of Default, Secured Party may at any time notify any account debtor or any other person obligated to pay any amount due, that such chattel paper, account or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time (after the occurrence and during the continuance of an Event of Default), Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

          5.          Assignment of Insurance. Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys, to the extent of the Obligations (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, an interest in any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party to the extent of the Obligations in an Event of Default. After the occurrence and during the continuance of an Event of Default, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys (to the extent of the Obligations), endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy to the extent of the Obligations. Notwithstanding the foregoing, Debtor shall be entitled to use any such insurance proceeds to repair or replace any Collateral so long as no Event of Default then exists.

          6.          Right to Offset. Nothing in this Agreement shall be deemed a waiver or prohibition of Secured Party’s right of banker’s lien, offset, or counterclaim, which right Debtor hereby grants to Secured Party.

7. Events of Default. Any one or more of the following occurrences shall constitute an “Event of Default” under this Agreement:

            (a)          the Debtor shall fail to observe or perform any representation, warranty, covenant or agreement applicable to the Debtor under this Agreement, subject to any applicable cure period as set forth in the Credit Agreement; or

(b) any Event of Default however denominated shall occur under the Credit Agreement or any agreement, document or instrument executed in connection therewith.

          8.          Remedies Upon Event of Default. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Upon the occurrence and continuance of an Event of Default, in addition to the remedies as afforded under the Credit Agreement (or any other agreement, document or instrument executed in connection with the Credit Agreement), the Secured Party shall have the following rights and remedies:

            (a)          The Secured Party may accelerate the payment of and declare that all Obligations are immediately due and payable, whether matured or unmatured, whereupon all of the Obligations shall be immediately due and payable, and the same shall thereafter be immediately due and payable, without presentment of other notice or demand.

(b) The Secured Party may exercise and enforce any and all rights and remedies available to a secured party under the UCC or as set forth or available to it under this Agreement, without limitation.

            (c)          The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Debtor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to process, store or sell all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to Debtor therefor. The Secured Party may require the Debtor to, and the Debtor hereby agrees that it will, at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.

            (d)          Any sale of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. If notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in the Credit Agreement at least ten (10) calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Debtor, or against any other person or property. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (e)          The Secured Party is hereby granted a non-exclusive, worldwide license, or sub-license in the event such property is licensed to Debtor, or other right to use, without charge, all of the Debtor’s property, including, without limitation, all of the Debtor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing sale and selling any Collateral, and the Debtor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full, provided that Secured Party may assign such rights in connection with the sale of the other Collateral.

            (f)          At any time and from time to time, without notice to Debtor (any such notice being expressly waived by Debtor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Secured Party to or for the credit or the account of Debtor against any and all of the Obligations, irrespective of whether or not the Secured Party shall have made demand under this Agreement or the Credit Agreement (or any agreement, document or instrument executed and delivered by Debtor in connection therewith) and although the Obligations may be unmatured. Secured Party agrees to promptly notify the Debtor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

            (g)          The Secured Party may exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property.

          9.          Other Personal Property. If at the time Secured Party takes possession of any tangible Collateral, any goods, papers or other properties of Debtor, not affixed to or constituting a part of such Collateral, are located or to be found upon or within such Collateral, Debtor agrees to notify Secured Party in writing of that fact, describing the property so located or to be found, within seven (7) calendar days after the date on which Secured Party took possession. Unless and until Secured Party receives such notice from Debtor, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge of the fact that it was located or to be found upon such Collateral.

          10.          The Secured Party’s Duties. The powers conferred on the Secured Party under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Without limiting the generality of the foregoing, the Secured Party shall not be obligated to perfect or be liable for the failure to perfect the Security Interest, nor shall the Secured Party be obligated to seize or otherwise realize upon the Collateral or any part thereof or be bound to institute proceedings to seize, collect, realize or otherwise obtain possession of and sell the Collateral or any part thereof. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to the taking of any necessary steps to preserve rights against any persons or any other rights pertaining to any Collateral.

          11.          Costs and Expenses; Indemnity. The Debtor will pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the creation, perfection, amendment, continuation, protection, satisfaction, defense, foreclosure or enforcement of the Security Interest and the creation, preparation, administration, continuance, protection, amendment, defense or enforcement of this Agreement, including expenses incurred in any litigation, bankruptcy, or insolvency proceedings, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Debtor shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities brought by third parties (including reasonable attorneys’ fees) arising out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s bad faith, gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Debtor to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Debtor under this Section shall survive any termination of this Agreement.

          12.          Waiver of Defenses. Except as otherwise described in the Credit Agreement, the Debtor waives the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party, dependent on its character as such. Without limiting the generality of the foregoing, the Debtor (in such capacity) waives presentment, demand for payment, and notice of nonpayment or protest of any note or any other instrument evidencing any of the Obligations; and the Debtor agrees that its liability hereunder and the Security Interest hereby created shall not be affected or impaired in any way by any of the following acts and things (which the Secured Party may do from time to time without notice to the Debtor): (a) by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification, or other disposition of any of the Obligations or any evidence thereof or any collateral therefor, (b) by any acceptance or release of collateral for or guarantors of any of the Obligations, (c) by any failure, neglect or omission to realize upon or protect any of the Obligations, or to obtain, perfect, enforce or realize upon any collateral therefor, or to exercise any Lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Obligations, or (d) by any application of payments or credits upon any of the Obligations. The Secured Party shall not be required, before exercising its rights under this Agreement, to first resort for payment of any of the Obligations to the Debtor or any other persons, its or their properties or estates, or any collateral, property, Liens or other rights or remedies whatsoever. The Debtor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to the Debtor against any other person or property, unless and until all Obligations and all other debts, liabilities and obligations owed by the Debtor to the Secured Party have been paid and discharged. The Debtor hereby waives any rights it may have at equity or in law to require the Secured Party to apply any rights of marshalling or other equitable doctrines in the circumstances. The Debtor expects to derive benefits from the transactions resulting in the creation of the Obligations. The Secured Party may rely conclusively on the continuing warranty, hereby made, that the Debtor continues to be benefitted by the Secured Party’s extension of credit accommodations to the Debtor and the Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Agreement shall be effective and enforceable by the Secured Party without regard to the receipt, nature or value of any such benefits.

          13.          Amendment; Waivers. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party and Debtor. A waiver shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.

14. Notices. All notices to be given to Debtor shall be deemed sufficiently given if given in the manner specified in the Credit Agreement.

          15.          Entire Agreement. This Agreement and the Credit Agreement (and the other agreements, documents and instruments executed and delivered in connection with the Credit Agreement) embody the entire agreement and understanding between the Debtor and Secured Party with respect to the subject matter hereof and thereof. Nothing contained in this Agreement or in the Credit Agreement, expressed or implied, is intended to confer upon any persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

          16.          Debtor Acknowledgements. The Debtor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Debtor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Debtor and the Secured Party.

          17.          Continuing Security Interest & Assignment. This Agreement shall (a) create a continuing security interest in the Collateral to secure repayment of the Obligations, (b) be binding upon the Debtor, its successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights under this Agreement without the consent of the Debtor. The Debtor may not assign its rights or obligations, in whole or in part, under this Agreement without the prior express written consent of the Secured Party.

          18.          Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

          19.          Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE DEBTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE DEBTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

          20.          Waiver of Notice and Hearing. THE DEBTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE DEBTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

          21.          Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

22. Waiver of Acceptance. The Debtor waives notice of the acceptance of this Agreement by the Secured Party.

23. Captions and Headings. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

SECURITY AGREEMENT

[Signature Page]

          IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

DEBTOR:

VASCULAR SOLUTIONS, INC.,
a Minnesota corporation

By:	/s/ James Hennen

Name:	James Hennen

Its:	Chief Financial Officer

SECURED PARTY:

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Greg Guttormsson

Name:	Greg Guttormsson

Its:	Vice President

EXHIBIT A

BORROWER INFORMATION

Legal Name	Jurisdiction of Organization	Chief Executive Office	Organizational Identification Number	Federal Employer Identification Number

Vascular Solutions, Inc.	Minnesota	6464 Sycamore Court Minneapolis, MN 55369	9L-421	41-1859679

SCHEDULE 1

LOCATION OF EQUIPMENT AND INVENTORY

Locations:

Vascular Solutions, Inc.
6464 Sycamore Court
Maple Grove, MN 55369

Vascular Solutions, Inc.
5025 Cheshire Lane
Plymouth, MN 55446

Debtor’s field representatives are provided with office Equipment in connection with their job responsibilities